UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): May 4, 2007 (May 1, 2007)

                               ANTS SOFTWARE INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                000-16299                  13-3054685
--------------------------------------------------------------------------------
 (State or other jurisdiction     (Commission              (I.R.S. Employer
       of incorporation)          File Number)            Identification No.)

 700 Airport Blvd. Suite 300, Burlingame, CA           94010
--------------------------------------------------------------------------------
  (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On May 1, 2007, the Registrant amended its employment agreement with Chief Executive Officer Joseph M. Kozak, to increase Mr. Kozak's compensation. The Registrant also cancelled a stock option and granted a stock option to Mr. Kozak.

     The Registrant has increased Mr. Kozak's annual salary from $200,000 to $250,000, and increased his bonus compensation, such that Mr. Kozak is eligible to receive up to $125,000 twice annually. Mr. Kozak was previously eligible to receive bonus compensation of up to $100,000 twice annually.

     The Registrant cancelled a stock option grant covering 165,000 shares of the Registrant's Common Stock, which was made to Mr. Kozak on October 27, 2006. The option was to vest upon a certain milestone.

     The Registrant granted Mr. Kozak an option covering 165,000 shares of the Registrant's Common Stock, at the exercise price of $1.91, the closing price of the Registrant's Common Stock on the grant date. The option will vest ratably over 36 months.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ANTs software inc.


Date:  May 4, 2007               By:   /s/     Kenneth Ruotolo
                                       -----------------------------------------
                                       Kenneth Ruotolo, Chief Financial Officer